Exhibit 99.1

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Delta Reports Financial and Operating Performance for May 2014

ATLANTA, June 3, 2014 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for May 2014.

Consolidated passenger unit revenue (PRASM) for the month of May increased 7.0% year over year driven by revenue gains in the transatlantic and domestic entities, with particular strength in Delta’s hubs in Atlanta, New York and Seattle.

Delta’s solid operating performance continued through May, with a monthly completion factor of 99.9 percent and an on-time arrival rate of 84.4 percent.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
May consolidated PRASM change year over year	7.0%
Projected June quarter fuel price per gallon, adjusted	$2.93 - $2.98
May mainline completion factor	99.9%
May on-time performance (preliminary DOT A14)	84.4%

Note: Fuel price includes taxes, transportation, settled hedges, hedge premiums and refinery impact, but excludes mark to market adjustments on open hedges.

Delta Air Lines serves nearly 165 million customers each year. This year, Delta was named the 2014 Airline of the Year by Air Transport World magazine and was named to FORTUNE magazine’s top 50 Most Admired Companies in addition to being named the most admired airline for the third time in four years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 333 destinations in 64 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a newly formed joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Minneapolis-St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

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Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans;  the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with war risk insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2013. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of June 3, 2014, and which we have no current intention to update.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	May 2014	May 2013	Change		May 2014	May 2013	Change

RPMs (000):
Domestic	10,494,346	9,824,424	6.8%		47,317,788	45,239,877	4.6%
Delta Mainline	8,595,982	7,901,135	8.8%		38,636,719	36,464,670	6.0%
Regional	1,898,363	1,923,289	(1.3%)		8,681,069	8,775,207	(1.1%)
International	7,238,435	6,943,378	4.2%		31,587,902	30,151,300	4.8%
Latin America	1,442,941	1,172,311	23.1%		7,694,612	6,283,178	22.5%
Delta Mainline	1,408,588	1,151,085	22.4%		7,539,810	6,193,885	21.7%
Regional	34,353	21,226	61.8%		154,802	89,293	73.4%
Atlantic	3,736,507	3,706,712	0.8%		14,041,055	14,037,375	0.0%
Pacific	2,058,987	2,064,355	(0.3%)		9,852,236	9,830,747	0.2%
Total System	17,732,781	16,767,802	5.8%		78,905,690	75,391,177	4.7%

ASMs (000):
Domestic	12,043,972	11,625,299	3.6%		55,843,316	54,947,199	1.6%
Delta Mainline	9,736,051	9,198,481	5.8%		44,816,268	43,369,503	3.3%
Regional	2,307,921	2,426,818	(4.9%)		11,027,048	11,577,696	(4.8%)
International	8,448,346	8,156,483	3.6%		38,126,214	36,857,393	3.4%
Latin America	1,763,286	1,409,047	25.1%		9,238,716	7,632,902	21.0%
Delta Mainline	1,716,880	1,381,284	24.3%		9,027,387	7,511,856	20.2%
Regional	46,406	27,763	67.1%		211,329	121,046	74.6%
Atlantic	4,246,224	4,320,765	(1.7%)		17,094,894	17,475,206	(2.2%)
Pacific	2,438,837	2,426,671	0.5%		11,792,604	11,749,285	0.4%
Total System	20,492,318	19,781,782	3.6%		93,969,530	91,804,592	2.4%

Load Factor:
Domestic	87.1%	84.5%	2.6	pts	84.7%	82.3%	2.4	pts
Delta Mainline	88.3%	85.9%	2.4	pts	86.2%	84.1%	2.1	pts
Regional	82.3%	79.3%	3.0	pts	78.7%	75.8%	2.9	pts
International	85.7%	85.1%	0.6	pts	82.9%	81.8%	1.1	pts
Latin America	81.8%	83.2%	(1.4)	pts	83.3%	82.3%	1.0	pts
Delta Mainline	82.0%	83.3%	(1.3)	pts	83.5%	82.5%	1.0	pts
Regional	74.0%	76.5%	(2.5)	pts	73.3%	73.8%	(0.5)	pts
Atlantic	88.0%	85.8%	2.2	pts	82.1%	80.3%	1.8	pts
Pacific	84.4%	85.1%	(0.7)	pts	83.5%	83.7%	(0.2)	pts
Total System	86.5%	84.8%	1.7	pts	84.0%	82.1%	1.9	pts

Mainline Completion Factor	99.9%	99.9%	-	pts

Passengers Boarded	15,082,419	14,263,991	5.7%		67,662,340	65,035,697	4.0%

Cargo Ton Miles (000):	199,644	191,669	4.2%		920,275	942,250	(2.3%)

a  Results include flights operated under contract carrier arrangements

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